UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: January 31, 2019

(date of earliest event reported)

SALLY BEAUTY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Commission File Number:  1-33145

Delaware	36-2257936
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3001 Colorado Boulevard
Denton, Texas 76210

(Address of principal executive offices)

(940) 898-7500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                       ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointments of Certain Officers; Compensatory Arrangements of Certain Officers

At the 2019 Annual Meeting of Stockholders held on January 31, 2019, the stockholders of Sally Beauty Holdings, Inc. (the “Company”) approved the Sally Beauty Holdings, Inc. 2019 Omnibus Incentive Plan (the “2019 Plan”).  A description of the material terms of the 2019 Plan was included in the Company’s Definitive Proxy Statement on Schedule 14A (File No. 001-33145) as filed with the Securities and Exchange Commission on December 19, 2018.

Subject to adjustment as provided in the 2019 Plan, the aggregate number of shares reserved and available for issuance pursuant to awards granted under the 2019 Plan is 8,000,000 shares, plus a number of additional shares (not to exceed 7,106,148) underlying awards outstanding as of January 31, 2019 under the Sally Beauty Holdings, Inc. 2010 Omnibus Incentive Plan that thereafter terminate or expire unexercised, or are cancelled, forfeited or lapse for any reason.

Item 9.01	Financial Statement and Exhibits

(d)

Exhibit	Description

99.1

Sally Beauty Holdings, Inc. 2019 Omnibus Incentive Plan, incorporated herein by reference to Appendix A of the Registrant’s Definitive Proxy Statement on Schedule 14A (File No. 001-33145) filed with the Securities and Exchange Commission on December 19, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SALLY BEAUTY HOLDINGS, INC.

January 31, 2019	By:	/s/ Christian A. Brickman
Christian A. Brickman
Director, President and Chief Executive Officer